Exhibit 99.1

ANNUAL MANAGEMENT EQUITY INCENTIVE COMPENSATION PLAN

Purpose

The Compensation Committee (the “Compensation Committee”) of the Board of Directors of NightHawk Radiology Holdings, Inc. (the “Company”) has established the Annual Management Equity Incentive Compensation Plan (the “Plan”) in order to formalize an important element of its overall executive compensation program in a manner consistent with the Company’s executive compensation philosophy. The objectives of the plan include:

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Establishment of a structured annual equity incentive compensation plan designed to align the interests of key employees identified by the Company with the interests of our stockholders by encouraging them to focus on the Company’s longer-term goals with the objective of maximizing long-term stockholder value; and

•	Provide competitive levels of total direct compensation to attract and retain talented and qualified key employees critical to our growth and long-term success.

The Plan will be applicable to selected employees of director level and above (each, an “Eligible Manager”).

Elements of the Program

•	All Eligible Managers will be grouped based upon level into one of the following categories (Each a “Management Category”):

•	Chief Executive Officer

•	Executive Officer

•	Vice President

•	Director

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The Compensation Committee will assign a pool of shares to each Management Category. The pool of shares will be allocated from the Company’s 2006 Equity Incentive Plan (the “Company Equity Plan”) and will be determined by several factors, including:

•	the average salary of the members of that Management Category;

•	a percentage of average salary for each Management Category determined by the Compensation Committee on an annual basis; and

•	the share price (or possibly a higher price as shall be determined by the Compensation committee) of the Company’s common stock.

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The pool of shares allocated to each Management Category will be distributed among the members of such Management Category based upon each individual’s performance in achieving the Company’s objectives, and contribution to the overall success of the Company, as determined by the individual’s manager and the discretion of the Chief Executive Officer.

Compensation Committee Discretion

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The total shares available each year for grant under this Plan shall be determined by the Compensation Committee and the Board of Directors. It is the intention of the Compensation Committee and the Board of Directors that the total shares granted annually under this Plan shall be less than the total shares added each year to the Company Equity Plan pursuant to the plan’s evergreen provisions or otherwise.

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Subject to the discretion of the Compensation Committee and the Board of Directors, the annual grants made under this Plan will be made during the first regularly scheduled meeting of the Board of Directors held during each calendar year.

•	The annual grants made under this Plan may be in any form allowed under the Company Equity Plan as determined by the Compensation Committee and the Board of Directors in their sole discretion.

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The actual grant awarded to each individual within a Management Category will be proposed to the Compensation Committee by the Chief Executive Officer after consideration of that individual’s contribution during the prior year toward the achievement of corporate objectives and such other performance criteria as shall be determined by the Chief Executive Officer based on the performance of each individual and input from each individual’s supervisor. Therefore, the annual award for each individual will be proposed by the Chief Executive Officer to the Compensation Committee and will be subject to final approval by the Compensation Committee.

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The total shares granted each year, the allocation of such grants, and the form of the grants, are in each case subject to the final authority and at the sole discretion of the Compensation Committee and the Board of Directors. The Compensation Committee and the Board of Directors will not be required to grant all the shares allocated to a Management Category, allocate the number of shares allocated to a Management Category equally among the members of that Management Category, nor will it be required to grant the same type of equity award to all members of a Management Category.